Exhibit 21.1

SPEEDWAY MOTORSPORTS, INC.

SUBSIDIARIES OF THE COMPANY

●	Atlanta Motor Speedway, LLC, a Georgia limited liability company.

●	Bristol Motor Speedway, LLC, a Tennessee limited liability company.

●	Charlotte Motor Speedway, LLC ("CMS"), a North Carolina limited liability company.

●	US Legend Cars International, Inc. (a wholly-owned subsidiary of CMS), a North Carolina corporation.

●	INEX Corp. (a wholly-owned subsidiary of CMS), a North Carolina corporation.

●	Kentucky Raceway, LLC d/b/a/ Kentucky Speedway, a Kentucky limited liability company.

●	Nevada Speedway, LLC d/b/a Las Vegas Motor Speedway, a Delaware limited liability company.

●	New Hampshire Motor Speedway, Inc., a New Hampshire corporation.

●	North Wilkesboro Speedway, Incorporated, a North Carolina corporation.

●	Speedway Consulting and Design, Inc. (a wholly-owned subsidiary of CMS), a North Carolina corporation.

●	Speedway Funding, LLC, a Delaware limited liability company.

●	Oil-Chem Research Corporation ("OCRC"), an Illinois corporation.

●	SMI Systems, LLC, a Nevada limited liability company.

●	SMISC Holdings, Inc. d/b/a SMI Properties, a North Carolina corporation.

●	SMI Trackside, LLC (a wholly-owned subsidiary of SMISC Holdings, Inc.), a North Carolina limited liability company.

●	Speedway Motorsports International Limited ("SMIL") (a subsidiary of OCRC), a British Virgin Islands corporation.

●	Speedway Properties Company, LLC ("SPC") a/k/a Performance Racing Network, a Delaware limited liability company.

●	Speedway Media, LLC a/k/a Racing Country USA (a wholly-owned subsidiary of SPC), a North Carolina limited liability company.

●	Speedway Sonoma, LLC a/k/a Sonoma Raceway, a Delaware limited liability company.

●	Speedway TBA, LLC, a North Carolina limited liability company.

●	Texas Motor Speedway, Inc., a Texas corporation.

●	TSI Management Company, LLC ("TSI") (a wholly-owned subsidiary of SMISC Holdings, Inc.), a North Carolina limited liability company.